Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of 23andMe Holding Co. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	June 11, 2025	By:	/s/ Joseph Selsavage
Joseph Selsavage
Interim Chief Executive Officer and Chief Financial and Accounting Officer (Principal Executive Officer and Principal Financial and Accounting Officer)